UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington D. C. 20549

                                   FORM 8-K

             CURRENT REPORT PURSUANT  TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934.

                              October 12, 2000.
               Date of Report (Date of Earliest Event Reported)

                  AMERICAN COMMUNICATIONS ENTERPRISES, INC.
              (Exact name of registrant as specified in charter)



                      Commission File Number: 333-72097

          Nevada                                                 74-2897368
(State of Incorporation)                                    (I.R.S. Employer
                                                                 I.D. No)



                   355 Interstate Blvd, Sarasota, FL 34240
                   (Address of Principal Executive Offices)


                                (941) 923-1949
             (Registrant's Telephone Number, Including Area Code)


                   7103 Pine Bluffs Trail, Austin, TX 78729
                        (Registrant's Former Address)





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Item 1.     CHANGES IN CONTROL OF REGISTRANT

      On October 12, 2000, Tampa Bay Financial, Inc., a Florida corporation ("TBF"), entered into an agreement (the "Agreement") with the Registrant and certain of its shareholders. The Agreement obliges TBF or persons affiliated with TBF to acquire 17,450,000 shares (71.3%) of the Registrant's outstanding common stock, thereby acquiring control of the Registrant. Pursuant to the Agreement, TBF agreed to acquire such stock over a period of three weeks. The selling stockholders in the transaction were the Registrant's directors, Dain L. Schult and Robert E. Ringle, as well as John W. Saunders, a consultant to the Registrant.

      Under the Agreement, TBF (or its designees) will pay aggregate consideration of $500,000 over the course of the three-week purchase period. As of the date of this Current Report on Form 8-K, three of the four installments of the purchase price have been paid, and TBF (and its designees) own 53.4% of the Registrant's common stock.

      The source of the consideration paid to the selling stockholders was corporate or personal funds of TBF and its affiliates.

      In connection with the transaction, Messrs. Schult and Ringle resigned from any and all positions with the Registrant, including their positions as officers and directors. Two designees of TBF, Carl Smith and Matthew Veal, were appointed to the board. In addition, Mr. Smith was elected to serve as Chairman and Chief Executive Officer, and Mr. Veal was elected to serve as Chief Financial Officer.

Item 2.     ACQUISITION OR DISPOSITION OF ASSETS

            None.


Item 3.     BANKRUPTCY OR RECEIVERSHIP

            None.


Item 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            None.


Item 5.     OTHER EVENTS

      On October 12, 2000, the Board of Directors of the Registrant and a majority of its shareholders agreed to amend the Registrant's Articles of Incorporation to increase its authorized capital stock to 500 million shares of common stock. At that time, the Board of Directors also approved a stock dividend of three shares for each share of common stock outstanding as of the

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record date of October 30, 2000. Subsequently, on October 20, 2000, the Board of
Directors modified the record date for payment of the stock dividend to November 6, 2000. The Registrant anticipates payment of the dividend on approximately November 16, 2000.

Item 6.     RESIGNATION OF REGISTRANT'S DIRECTORS

            None.


Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

            None

(b)   Pro forma financial information.

            None

(c)   Exhibits:

            2.1   Agreement between the Registrant and Tampa Bay Financial,
            Inc.

            2.2 Amendment to Agreement between the Registrant and Tampa Bay Financial, Inc.

            99.1  Press Release issued by the Company on October 19, 2000.

            99.2  Press Release issued by the Company on October 25, 2000.


Item 8.     CHANGE IN FISCAL YEAR

            None.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ----------------------------
                                    Carl Smith, Chief Executive Officer

                                October 28, 2000


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